   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1997

                                                      Registration No. 333-15361
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                               ------------------

                            SIGNATURE RESORTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        MARYLAND                                               95-4582157
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                          Identification No.)

1875 SOUTH GRANT STREET, SUITE 650                                94402
      SAN MATEO, CALIFORNIA                                    (Zip Code)
(Address of principal executive offices)
                               ------------------

               THE 1996 EQUITY PARTICIPATION PLAN, AS AMENDED;AND
                        THE EMPLOYEE STOCK PURCHASE PLAN
              FOR EMPLOYEES OF SIGNATURE RESORTS, INC., AS AMENDED

                               ------------------

       ANDREW D. HUTTON                                    Copy to:
VICE PRESIDENT AND GENERAL COUNSEL
     SIGNATURE RESORTS, INC.                         JOHN M. NEWELL, ESQ.
1875 SOUTH GRANT STREET, SUITE 650                     LATHAM & WATKINS
    SAN MATEO, CALIFORNIA 94402               633 WEST FIFTH STREET, SUITE 4000
       (650) 312-7171                            LOS ANGELES, CALIFORNIA 90071
                                                         (213) 485-1234

     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Calculation of Registration Fee

----------------------------------------------------------------------------------------------------------------
                                                                             Proposed
                                     Amount             Proposed             Maximum
                                   of Shares            Maximum              Aggregate             Amount of
Title of Each Class of                to be          Offering Price          Offering            Registration
Securities to be Registered       Registered(1)       Per Share(2)           Price(2)              Fee (3)
----------------------------------------------------------------------------------------------------------------
         Common Stock,
        $0.01 par value            4,500,000            $26.22             $29,497,500              $8,939

(1) Includes 3,375,000 shares of Common Stock registered in the initial filing of the Registration Statement on November 1, 1996 and gives effect to the Company's three-for-two stock split (the "Stock Split") in the form of a Common Stock dividend paid on October 27, 1997 to stockholders of record on October 10, 1997.

(2) Estimated solely for the purpose of calculating the registration fee for the 1,125,000 post-Stock Split additional shares registered in this Amendment No. 1. Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, the calculation is based on the average of the high and low prices reported on the Nasdaq National Market on November 11, 1997.

(3) A $21,478 registration fee was paid in connection with the initial filing of the Registration Statement on November 1, 1996 with respect to the initial 3,375,000 shares registered.

       This Amendment No. 1 amends the Registration Statement on Form S-8 (File No. 333-15361) (the "Form S-8") filed by Signature Resorts, Inc. (the "Company") on November 1, 1996 and is being filed to increase the number of shares registered in connection with the Company's 1996 Equity Participation Plan, as amended, and the Company's Employee Stock Purchase Plan, as amended, from 3,375,000 shares to 4,500,000 shares. All information in this Amendment No. 1 has been restated to reflect a three-for-two stock split in the form of a Common Stock dividend paid on October 27, 1997 to stockholders of record on October 10, 1997. The contents of the Company's Form S-8 are incorporated herein by reference.


                                    PART II

Item 3.  Incorporation of Documents by Reference

       The following documents filed with the Commission by the Company are incorporated in this Registration Statement by reference:

       (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;
       (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 1997;
       (c) The Company's amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1997, filed with the Commission on October 6, 1997;
       (d) The Company's Proxy Statement dated April 11, 1997 relating to the Annual Meeting of Stockholders held on May 16, 1997;
       (e) The Company's Current Report on Form 8-K filed with the Commission on May 30, 1997;
       (f) The Company's amended Current Report on Form 8-K/A filed with the Commission on July 29, 1997;
       (g) The Company's Current Report on Form 8-K filed with the Commission on September 9, 1997;
       (h) The Company's Current Report on Form 8-K filed with the Commission on September 12, 1997;
       (i) The Company's Current Report on Form 8-K filed with the Commission on October 6, 1997;
       (j) The Company's amended Current Report on Form 8-K/A filed with the Commission on October 10, 1997;
       (k) The Company's amended Current Report on Form 8-K/A filed with the Commission on October 22, 1997;
       (l) The Company's Current Report on Form 8-K filed with the Commission on October 24, 1997; and
       (m) Description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on August 13, 1996.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits

  4.1 Indenture dated as of January 15, 1997 by and between Signature Resorts, Inc. and Norwest Bank Minnesota, National Association, as trustee for the 5 3/4% Convertible Subordinated Notes of Signature Resorts, Inc. due 2007 (incorporated by reference to
           Exhibit 4.1 to the Company's Registration Statement on Form S-1 (No. 333-30285)

  4.2 Indenture dated as of August 1, 1997 by and between Signature Resorts, Inc. and Norwest Bank Minnesota, National Association, as trustee for the 9 3/4% Senior Subordinated Notes of Signature Resorts, Inc. due 2007 (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3
           (No. 333-30285)

 *5.1   Opinion of Ballard Spahr Andrews & Ingersoll

*10.1   Second Amendment to 1996 Equity Participation Plan of Signature
           Resorts, Inc. dated as of October 24, 1997

*10.2   First Amendment to Employee Stock Purchase Plan of Signature
           Resorts, Inc. effective as of November 1, 1997

*23.1   Consent of Ballard Spahr Andrews & Ingersoll (included as part of
           Exhibit 5.1)

*23.2   Consent of Arthur Andersen LLP

*23.3   Consent of Ernst & Young LLP

*23.4   Consent of KPMG

  24    Power of Attorney
-----------------
* Filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Mateo, California, on this 12th day of November, 1997.

                                       SIGNATURE RESORTS, INC.



                                       By:   /s/ Andrew D. Hutton
                                          -----------------------
                                             Andrew D. Hutton
                                             Vice President and General Counsel



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement on Form S-8 has been signed below by the following persons in their capacities and on the dates indicated.


      SIGNATURE                        TITLE                       DATE
      ---------                        -----                       ----
        *                Chairman of the Board and Co-       November 12, 1997
----------------------   Chief Executive Officer
    Osamu Kaneko         (Principal Executive Officer)

        *                Director, President and Co-Chief    November 12, 1997
----------------------   Executive Officer
  Andrew J. Gessow

        *                Director, Chief Operating           November 12, 1997
----------------------   Officer and Secretary
  Steven C. Kenninger


        *                Director, Executive Vice            November 12, 1997
----------------------   President and Chief Financial
  Michael A. Depatie     Officer  (Principal Financial
                         Officer)

        *                Executive Vice President and        November 12, 1997
----------------------   Director
    James E. Noyes

        *                Senior Vice President and Chief     November 12, 1997
----------------------   Accounting Officer (Principal
    Charles C. Frey      Accounting Officer)

        *                Director                            November 12, 1997
----------------------
    Juergen Bartels

        *                Director                            November 12, 1997
----------------------
   Sanford R. Climan

        *                Director                            November 12, 1997
----------------------
  Joshua S. Friedman

        *                Director                            November 12, 1997
----------------------
    W. Leo Kiely III

                         Director
----------------------
    Adam M. Aron

                         Director
----------------------
 J. Taylor Crandall


* By      /s/  Andrew D. Hutton
     --------------------------------
          Andrew D. Hutton
          Attorney-in-fact

                               INDEX TO EXHIBITS

EXHIBIT                                                                    PAGE
-------                                                                    ----

  4.1      Indenture dated as of January 15, 1997 by and between Signature
             Resorts, Inc. and Norwest Bank Minnesota, National
             Association, as trustee for the 5 3/4% Convertible Subordinated
             Notes of Signature Resorts, Inc. due 2007 (incorporated by reference to Exhibit 4.1 to the Company's Registration
             Statement on Form S-1 (No. 333-30285)

  4.2     Indenture dated as of August 1, 1997 by and between Signature
             Resorts, Inc. and Norwest Bank Minnesota, National
             Association, as trustee for the 9 3/4% Senior Subordinated Notes of Signature Resorts, Inc. due 2007 (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on
             Form S-3 (No. 333-30285)

 *5.1     Opinion of Ballard Spahr Andrews & Ingersoll

*10.1     Second Amendment to 1996 Equity Participation Plan of
             Signature Resorts, Inc. dated as of October 24, 1997

*10.2     First Amendment to Employee Stock Purchase Plan of Signature
             Resorts, Inc. effective as of November 1, 1997

*23.1     Consent of Ballard Spahr Andrews & Ingersoll (included as part of Exhibit 5.1)

*23.2     Consent of Arthur Andersen LLP

*23.3     Consent of Ernst & Young LLP

*23.4     Consent of KPMG

   24     Power of Attorney
------------------
* Filed herewith